UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2020

BROAD STREET REALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09043	36-3361229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Woodmont Ave, Suite 350 Bethesda, Maryland		20814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 301-828-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 12, 2020, Broad Street Realty, Inc. (the “Company,” “we,” “our” or “us”) and certain of its subsidiaries entered into an amendment, effective as of May 10, 2020 (the “Amendment”), to the Loan Agreement, dated as of December 27, 2019 (the “Loan Agreement”), by and among MVB Bank, Inc., as lender, the Company, Broad Street Operating Partnership, LP and Broad Street Realty, LLC, as borrowers, and BSV Cromwell Land LLC, a subsidiary of the Company, and Michael Z. Jacoby, the Company’s chairman and chief executive officer, as guarantors. As previously disclosed, the Loan Agreement provides for a $6.5 million loan consisting of a $4.5 million term loan (the “MVB Term Loan”) and a $2.0 million revolving credit facility. The Amendment provides for interest-only payments for the MVB Term Loan for three months, beginning with the monthly payment that was due on April 27, 2020, after which regular payments of principal and interest shall resume based on a ten-year amortization schedule. The principal payments that would have been due during the three-month concession period will be due with the final balloon payment at maturity or the earlier repayment of the MVB Term Loan. In addition, the Amendment provides that the requirements to comply with the financial covenants under the Loan Agreement will begin as of March 31, 2021, rather than September 30, 2020.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 15, 2020, the Company issued a press release providing certain information with respect to the impact of the ongoing COVID-19 pandemic on the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Current Report on Form 8-K, including exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events

The Company will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Exchange Act, Modifying Exemptions From The Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay the filing of its Quarterly Report on Form 10-Q for the three months ended March 31, 2020 (the “Form 10-Q”) due to circumstances related to COVID-19. In particular, the current remote work environment caused by the COVID-19 pandemic has resulted in disruptions in the Company’s ability to complete its accounting and internal review processes and provide its auditors with timely access to its original books and records to complete their required procedures in a timely manner. Substantially all of the Company’s accounting staff and all members of the independent auditors are now exclusively working remotely, which has made it more difficult for the Company to complete the Form 10-Q in a timely fashion. In accordance with the Order, the Company expects to file the Form 10-Q on or about June 29, 2020, which is the 45th day from the original deadline of May 15, 2020, but the Company can provide no assurances that it will be able to file the Form 10-Q by such time.

Risk Factor

The ongoing COVID-19 pandemic and measures intended to mitigate its spread could have a material adverse effect on our business, results of operations, cash flows and financial condition.

On March 11, 2020, the World Health Organization declared COVID-19 a pandemic and, on March 13, 2020, the United States declared a national emergency with respect to COVID-19. The pandemic has led governments and other authorities around the world, including federal, state and local authorities in the United States, to impose measures intended to mitigate its spread, including restrictions on freedom of movement and business operations, such as travel bans, border closings, business closures, quarantines and shelter-in-place or similar orders.

All of our properties, as well as our headquarters and other offices, are located in areas that are or have been subject to shelter-in-place orders and restrictions on the types of businesses that may continue to operate. Our rental revenue and operating results depend significantly on the occupancy levels at our properties and the ability of our tenants to meet their rent and other obligations to us, and the government-imposed measures in response to the COVID-19 pandemic, coupled with customers reducing their purchasing activity in light of health concerns or personal financial distress, have resulted in significant disruptions to our and our tenants’ businesses. We have observed the impact of COVID-19 manifest in the form of temporary closures or significantly limited operations among our tenants, with the exception of tenants operating in certain “essential” businesses, which has resulted, and may in the future result in, a decline in on-time rental payments and increased requests from tenants for temporary rental relief. For example, as of May 14, 2020, we had collected 70% of contractual rent due for the month of April and 53% of contractual rent due for the month of May, and we had agreed to defer 20% of contractual rent due for the month of April and 23% of contractual rent due for the month of May.

Collections and rent deferrals to date may not be indicative of collections or rent deferrals in any future period. We expect that our rent collections will continue to be significantly below our tenants’ contractual rent obligations for so long as governmental orders require non-essential businesses to remain closed and residents to stay at home, which will adversely impact our results of operations. Even after governmental restrictions are lifted, our tenants may continue to be impacted by economic conditions resulting from COVID-19 or public perception of the risk of COVID-19, which could adversely affect foot traffic to our tenants’ businesses and our tenants’ ability to adequately staff their businesses. If the impacts of the pandemic continue for an extended period of time, we expect that certain tenants will experience greater financial distress, which could result in additional tenants being unable to pay contractual rent (including deferred rent) on a timely basis, or at all, additional requests for rental relief, early lease terminations, tenant bankruptcies, decreases in occupancy, reductions in rent, or increases in rent concessions or other accommodations. In some cases, we may have to restructure tenants’ long-term rent obligations and may not be able to do so on terms that are as favorable to us as those currently in place. In addition, lease renewals and new leasing activity are expected to be adversely impacted as businesses delay executing leases amidst the immediate and uncertain future economic impacts of the COVID-19 pandemic. These factors also may adversely affect the value of our properties. The extent of such impacts will depend on future developments, which are highly uncertain and cannot be predicted.

The COVID-19 pandemic also has caused, and may continue to cause, severe economic, market and other disruptions worldwide, including in the bank lending, capital and other financial markets. Prior to the economic fallout from the COVID-19 pandemic, our access to capital was already constrained as a result of our existing debt and the lack of a public market for our common stock, and we expect our access to capital will be further constrained if there is a prolonged economic downturn. We may not have access to capital in order to be able to refinance debt as it comes due, make debt service payments, acquire additional properties or pay dividends to our stockholders. In the event that we default under our existing debt agreements, subject to any applicable cure periods, the lenders could accelerate the timing of payments under the applicable debt obligations and we may be required to repay such debt with capital from other sources, which may not be available on attractive terms, or at all, which would have a material adverse effect on our liquidity, financial condition and results of operations.

In addition, our management team is focused on mitigating the impacts of the COVID-19 pandemic, which has required, and will continue to require, a large investment of time and resources across our business. Furthermore, all of our employees are currently working remotely. An extended period of remote work arrangements could strain our business continuity plans, introduce operational risk, including but not limited to cybersecurity risks, and impair our ability to manage our business. In addition, our ability to close the remaining seven mergers with Broad Street entities, pursuant to the agreements and plans of merger that were entered into on May 28, 2019, has been adversely impacted by the market and other disruptions related to the COVID-19 pandemic, including delays in obtaining consent from the requisite lenders.

The extent of the COVID-19 pandemic’s effect on our future operational and financial performance, financial condition and liquidity will depend on future developments, including the duration, spread and intensity of the pandemic, the duration of government measures to mitigate the pandemic and how quickly and to what extent normal economic and operating conditions can resume, all of which are uncertain and difficult to predict. Given this uncertainty, we cannot accurately predict the effect on future periods, but we expect the pandemic and the related government measures to have an adverse impact on our financial condition, liquidity, results of operations and cash flows in future periods and the impact could be material.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to MVB Loan Agreement.

99.1	Press Release dated May 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROAD STREET REALTY INC.

May 15, 2020	By:	/s/ Michael Z. Jacoby
Michael Z. Jacoby
Chief Executive Officer

4